Exhibit 10.13

AMENDED AND RESTATED

ENSTAR GROUP LIMITED

DEFERRED COMPENSATION AND ORDINARY SHARE PLAN

FOR NON-EMPLOYEE DIRECTORS

WHEREAS, Enstar Group Limited (the “Company”) maintains the Enstar Group Limited Deferred Compensation and Ordinary Share Plan for Non-Employee Directors (the “Plan”), adopted as of June 5, 2007;

WHEREAS, the Company desires to amend the Plan to provide for the issuance of Share Units with respect to Retainer and Meeting Fees paid by the Company in the form of Ordinary Shares, including Ordinary Shares issued with a deferred vesting date; and

NOW, THEREFORE, the Plan is hereby amended and restated as follows, effective January 1, 2015:

ARTICLE I

PURPOSE

The purposes of the Plan are to enable the Company to attract and retain qualified persons to serve as Non-Employee Directors, to solidify the common interests of its Non-Employee Directors and shareholders by enhancing the equity interests of Non-Employee Directors in the Company, and to encourage the highest level of Non-Employee Director performance by providing such Non-Employee Directors with a proprietary interest in the Company’s performance by permitting Non-Employee Directors to receive all or a portion of their Retainer and Meeting Fees in the form of Ordinary Shares and to defer all or a portion of their Retainer and Meeting Fees in the form of Share Units.

ARTICLE II

EFFECTIVE DATE

The Plan shall be effective as of June 5, 2007.

ARTICLE III

DEFINITIONS

Whenever used in the Plan, the following terms shall have the respective meanings set forth below:

3.1 “Account” means, with respect to each Participant, the Participant’s separate individual bookkeeping account established and maintained by the Company for the exclusive purpose of accounting for the Participant’s Share Units hereunder.

3.2 “Beneficiary” means, with respect to each Participant, the recipient or recipients designated by the Participant who are, upon the Participant’s death, entitled in accordance with the Plan’s terms to receive the benefits to be paid with respect to the Participant.

3.3 “Board” means the Board of Directors of the Company.

3.4 “Change in Control” means, with respect to the Company:

(a)	the acquisition by any person, entity or “group” required to file a Schedule 13D or Schedule 14D-1 under the Exchange Act (excluding, for this purpose, the Company, its subsidiaries, any employee benefit plan of the Company or its subsidiaries which acquire ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of either the then outstanding Ordinary Shares or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors;

(b)	the election or appointment to the Board, or resignation of or removal from the Board, of directors with the result that the individuals who as of the date hereof constituted the Board (the “Incumbent Board”) no longer constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose appointment, election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Board (other than an appointment, election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(c)	approval by the shareholders of the Company of:

(i)	a reorganization, merger or consolidation by reason of which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated Company’s then outstanding voting securities entitled to vote generally in the election of directors, or

(ii)	a liquidation or dissolution of the Company or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly); and such transaction is consummated.

Notwithstanding the foregoing, an event shall not constitute a Change in Control unless such event constitutes a “change in control event” as defined in final regulation issued by the Internal Revenue Service under Code Section 409A.

3.5 “Code” means the United States Internal Revenue Code of 1986, as amended, including any regulations promulgated by the Internal Revenue Service with respect to the provisions of the Code, and any successor thereto.

3.6 “Committee” means any committee of the Board.

3.7 “Ordinary Shares” means the ordinary shares of the Company, par value $1.00 per share.

3.8 “Company” means Enstar Group Limited (formerly known as Castlewood Holdings Limited), a Bermuda corporation, and any successor thereto.

3.9 “Director” means an individual who is a member of the Board.

3.10 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

3.11 “Market Value” means the following, arrived at by a good faith determination of the Board:

(a)	The closing price of the Ordinary Shares on a registered securities exchange or an over-the-counter market on the applicable date; or

(b)	Such other method of determining fair market value that complies with Code Section 409A and that is adopted by the Board.

3.12 “Non-Employee Director” means a Director who is not an officer or employee of the Company or any of its subsidiaries.

3.13 “Participant” means any Non-Employee Director who has made an election to receive all or a portion of such Non-Employee Director’s Retainer and Meeting Fees in the form of Ordinary Shares and/or to defer payment of all or a portion of such Retainer and Meeting Fees in the form of Share Units.

3.14 “Retainer and Meeting Fees” means the retainer and meeting fees payable to Non-Employee Directors for service on the Board and attendance at Board and Committee meetings, as such retainer and meetings fees shall be established from time-to-time by the Board, but excluding any reimbursement received by Non-Employee Directors for expenses incurred in performance of service as a Director.

3.15 “Share Unit” means a measure of value, expressed as Ordinary Shares, credited to a Participant under this Plan who is entitled to receive Ordinary Shares as part of his or her Retainer and Meeting Fees, or who has elected hereunder to receive all or a portion of such

Participant’s Retainer and Meeting Fees otherwise payable in cash in the form of Ordinary Shares, and who has elected hereunder to defer receipt of such Ordinary Shares in accordance with the provisions hereof. No certificates shall be issued with respect to such Share Units, but the Company shall maintain an Account in the name of the Participant to which the Share Units shall be credited.

3.16 “Termination” means retirement from the Board or termination of service as a Director for any other reason; provided, however, that no Termination shall be deemed to have occurred unless such retirement or termination from service constitutes a “separation from service” with the meaning of Code Section 409A(a)(2)(A)(i).

ARTICLE IV

ELECTION TO RECEIVE ORDINARY SHARES FOR RETAINER AND

MEETING FEES AND TO DEFER

RETAINER AND MEETING FEES IN SHARE UNITS

4.1 Election. On or before December 31 of any Company fiscal year, (a) a Non-Employee Director may elect to: (i) receive all or a specified portion of his or her Retainer and Meeting Fees otherwise payable in cash for the following fiscal year in the form of Ordinary Shares; and (ii) defer payment with respect to all or a portion of such Retainer and Meeting Fees for the following fiscal year in the form of Share Units which shall be payable only upon the Non-Employee Director’s Termination; and (b) a Non-Employee Director may elect to defer payment with respect to all or a specified portion of his or her Retainer and Meeting Fees for the following fiscal year payable in Ordinary Shares in the form of Share Units which shall be payable only upon the Non-Employee Director’s Termination. All such elections shall be made upon the form of election prescribed by the Company for such purpose and shall be effective upon receipt by the Company of such election form duly executed by the Participant. To the extent any Retainer and Meeting Fees payable to a Non-Employee Director in the form of Ordinary Shares are subject to a deferred vesting requirement, any Share Units issued in lieu of such Ordinary Shares shall be subject to the same deferred vesting requirement.

4.2 Revocation or Modification of Election. An effective election made pursuant to Section 4.1 may not be revoked or modified with respect to the Retainer and Meeting Fees payable for a fiscal year or portion of a fiscal year for which such election is effective. An effective election may be revoked or modified for any subsequent fiscal year by the filing of an election on or before December 31 of the preceding fiscal year for which such revocation or modification is to be effective. No such revocation or modification shall affect the deferral of receipt of Retainer and Meeting Fees previously deferred hereunder.

4.3 Ordinary Share Election. When a Participant elects pursuant to Section 4.1 to receive all or a portion of the Participant’s Retainer and Meeting Fees in the form of Ordinary Shares, the number of whole shares to be distributed to the Participant, with any fractional shares to be paid in cash, as of the date the Retainer and Meeting Fee would otherwise have been payable to the Participant, shall be equal to the dollar amount of the Retainer and Meeting Fee which otherwise would have been payable to the Participant divided by the Market Value on such date.

4.4 Deferred Retainer Election; Share Units. When a Participant elects pursuant to Section 4.1 to defer in the form of Share Units all or a portion of the Participant’s Retainer and Meeting Fees otherwise payable in cash, the number of whole and fractional Share Units, computed to three decimal places, to be credited to the Participant’s Account, on the date the deferred Retainer and Meeting Fee would otherwise have been payable to the Participant, shall be equal to the dollar amount of the deferred Retainer and Meeting Fee which otherwise would have been payable to the Participant divided by the Market Value on such date. When a Participant elects pursuant to Section 4.1 to defer in the form of Share Units all or a portion of the Participant’s Retainer and Meeting Fees otherwise payable in Ordinary Shares, the number of whole and fractional Share Units to be credited to the Participant’s Account shall be equal to the number of Ordinary Shares that would have otherwise been issued to the Participant.

ARTICLE V

DIVIDENDS AND ADJUSTMENTS

5.1 Dividends. To the extent the Company shall declare and pay any cash dividends on the Ordinary Shares, the Account of a Participant shall be credited with an additional number of whole and fractional Share Units, computed to three decimal places, equal to the product of the dividend per share then payable, multiplied by the number of Share Units then credited to such Account, divided by the Market Value on the dividend payment date.

5.2 Adjustments. The number of Share Units credited to a Participant’s Account pursuant to Article IV and the number of Ordinary Shares available for issuance hereunder pursuant to Article VI shall be appropriately adjusted for any change in the Ordinary Shares by reason of any merger, reclassification, consolidation, recapitalization, share dividend, share split or any similar change affecting the Ordinary Shares.

ARTICLE VI

ISSUANCE OF ORDINARY SHARES

6.1 Number Of Shares. The maximum number of Ordinary Shares available for issuance hereunder shall be 100,000 shares, subject to adjustment as set forth in Article V.

6.2 Securities Compliance; Restricted Securities. Any Ordinary Shares issued hereunder shall constitute “restricted securities” under applicable securities laws and shall not be transferable by the recipient thereof except pursuant to a registration statement filed under the Securities Act of 1933, as amended, or in accordance with an exemption from such registration requirements. Certificates evidencing Ordinary Shares issued hereunder shall bear a legend reflecting such transfer restrictions and such other matters as the Board shall deem necessary and appropriate to ensure compliance with applicable securities laws.

ARTICLE VII

PAYMENT OF SHARE UNITS

7.1 Manner of Payment Upon Termination. All Share Units held in a Participant’s Account shall be paid to the Participant as a lump sum distribution within thirty (30) days after the Participant’s Termination. Payment with respect to Share Units shall be effected through the issuance by the Company to the Participant of an equivalent number of whole Ordinary Shares, with any fractional share paid in cash.

7.2 Manner of Payment Upon Death. If a Participant dies while Share Units are held in the Participant’s Account, such Share Units will be paid to the Beneficiary or the Participant’s estate, as the case may be, within ninety (90) days from the date of the Participant’s death. Payment with respect to such Share Units shall be effected through the issuance by the Company to the Beneficiary or the Participant’s estate, as the case may be, of an equivalent number of whole Ordinary Shares, with any fractional share paid in cash.

7.3 Payments Upon Change in Control. Notwithstanding any provision of this Plan to the contrary, if a Change in Control of the Company occurs, all vested and unvested Share Units held in a Participant’s Account will be paid in a lump sum distribution within fifteen (15) days after such Change in Control. Payment with respect to such Share Units shall be effected through the issuance by the Company to the Participant of an equivalent number of whole Ordinary Shares, with any fractional share paid in cash. In addition, the Company shall reimburse a Participant for the legal fees and expenses incurred if the Participant is required to seek to obtain or enforce any right to distribution. Notwithstanding any provisions of this Plan to the contrary, the provisions of this Section 7.3 may not be amended by an amendment effected within three years following a Change in Control.

7.4 No Acceleration of Payment. Notwithstanding any provision hereof to the contrary, the acceleration of payment of Share Units is prohibited unless expressly permitted under Code Section 409A.

ARTICLE VIII

BENEFICIARY DESIGNATION

Each Participant shall be entitled to designate a Beneficiary or Beneficiaries (which may be an entity other than a natural person) who, following the Participant’s death, will be entitled to receive any payments to be made under this Plan. At any time, and from time to time, any designation may be changed or canceled by the Participant without the consent of any Beneficiary. Any designation, change, or cancellation must be by written notice filed with the Company and shall not be effective until received by the Company. Payment shall be made in accordance with the last unrevoked written designation of Beneficiary that has been signed by the Participant and delivered by the Participant to the Company prior to the Participant’s death. If the Participant designates more than one Beneficiary, any payments under this Plan to the Beneficiaries shall be made in equal shares unless the Participant has designated otherwise, in which case the payments shall be made in the proportions designated by the Participant. If no Beneficiary has been named by the Participant or if all Beneficiaries predecease the Participant, payment shall be made to the Participant’s estate.

ARTICLE IX

TRANSFERABILITY RESTRICTIONS

The Plan shall not in any manner be liable for, or subject to, the debts and liabilities of any Participant or Beneficiary. No payee may assign any payment due such party under the Plan. No benefits at any time payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment, garnishment, levy, execution, or other legal or equitable process, or encumbrance of any kind.

ARTICLE X

FUNDING POLICY

The Company’s obligations under the Plan shall be totally unfunded so that the Company is under merely a contractual duty to make payments when due under the Plan. The promise to pay shall not be represented by notes and shall not be secured in any way.

ARTICLE XI

ADMINISTRATION

The Plan shall be administered by the Board. The Board shall have authority to interpret the Plan, and to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all Participants. The Board may employ agents, attorneys, accountants, or other persons and allocate or delegate to them powers, rights, and duties, all as the Board may consider necessary or advisable to properly carry out the administration of the Plan.

ARTICLE XII

AMENDMENT AND TERMINATION

Subject to the limitations on amendments set forth in Section 7.3, the Company, by resolution duly adopted by the Board, shall have the right, authority and power to alter, amend, modify, revoke, or terminate the Plan; provided however, that shareholder approval shall be required for any amendment for which shareholder approval is required under the rules of the exchange or market on which the Ordinary Shares are listed and traded. No alteration, amendment, modification, revocation or termination of the Plan shall adversely affect the rights of any Participant with respect to any Share Units held in such Participant’s Account, unless the Participant shall consent thereto in writing. Distribution of Share Units held in Participant’s Account may be distributed upon a termination of the Plan at the discretion of the Board, provided that such distribution satisfies the requirements of Code Section 409A.

ARTICLE XIII

MISCELLANEOUS

13.1 No Right to Continue as a Director. Nothing in this Plan shall be construed as conferring upon a Participant any right to continue as a member of the Board.

13.2 No Interest as a Shareholder. Share Units do not give a Participant any rights whatsoever with respect to Ordinary Shares until such time and to such extent that payment of Share Units is made in Ordinary Shares upon the Participant’s Termination.

13.3 No Right to Corporate Assets. Nothing in this Plan shall be construed as giving the Participant, the Participant’s designated Beneficiaries or any other person any equity or interest of any kind in the assets of the Company or any subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company or any subsidiary and any person. As to any claim for payments due under the provisions of the Plan, a Participant, Beneficiary and any other persons having a claim for payments shall be general unsecured creditors of the Company.

13.4 Code Section 409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Code Section 409A. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Non-Employee Directors of immediate tax recognition and additional taxes under Code Section 409A. Notwithstanding the foregoing, neither the Company nor the Board shall have any liability to any person in the event that Code Section 409A applies under the Plan in a manner that results in adverse tax consequences to the Non-Employee Director or his or her Beneficiaries.

13.5 No Limit on Further Corporate Action. Nothing contained in the Plan shall be construed so as to prevent the Company from taking any corporate action which is deemed by the Company to be appropriate or in its best interest.

13.6 Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of Bermuda (without reference to principles of conflicts of laws) shall govern the operation of, and the rights of Participants under, the Plan.

13.7 Headings. The headings of articles, sections, subsections, paragraphs or other parts of the Plan are for convenience of reference only and do not define, limit, construe, or otherwise affect its contents.